Illumina Reports Full Financial Results for Fourth Quarter and Fiscal Year 2016

San Diego -- (BUSINESS WIRE) - January 31, 2017 - Illumina, Inc. (NASDAQ:ILMN) today announced its full financial results for the fourth quarter and fiscal year 2016.

Fourth quarter 2016 results:

•	Revenue of $619 million, a 5% increase compared to $592 million in the fourth quarter of 2015

•	GAAP net income attributable to Illumina stockholders for the quarter of $124 million, or $0.84 per diluted share, compared to $104 million, or $0.70 per diluted share, for the fourth quarter of 2015

•
Non-GAAP net income attributable to Illumina stockholders for the quarter of $126 million, or $0.85 per diluted share, compared to $121 million, or $0.81 per diluted share, for the fourth quarter of 2015 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $280 million and free cash flow of $199 million for the quarter, compared to $240 million and $205 million, respectively, in the prior year period

Gross margin in the fourth quarter of 2016 was 67.7% compared to 69.4% in the prior year period. Excluding the effect of non-cash stock compensation expense and amortization of acquired intangible assets, non-GAAP gross margin was 69.9% for the fourth quarter of 2016 compared to 71.7% in the prior year period.

Research and development (R&D) expenses for the fourth quarter of 2016 were $129.9 million, or 21.0% of revenue, compared to $114.3 million, or 19.3% of revenue, in the prior year period. R&D expenses included $9.4 million and $10.8 million of non-cash stock compensation expense in the fourth quarters of 2016 and 2015, respectively. Excluding these charges and contingent compensation, R&D expenses as a percentage of revenue were 19.5%, including 2.5% attributable to GRAIL and Helix. This compares to 17.5% in the prior year period.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2016 were $146.1 million, or 23.6% of revenue, compared to $147.3 million, or 24.9% of revenue, in the prior year period. SG&A expenses included $15.2 million and $21.4 million of non-cash stock compensation expense in the fourth quarters of 2016 and 2015, respectively. Excluding these charges, amortization of acquired intangible assets, and contingent compensation, SG&A expenses as a percentage of revenue were 20.9%, including 1.6% attributable to GRAIL and Helix. This compares to 20.9% in the prior year period.

Depreciation and amortization expenses were $37.4 million and capital expenditures for free cash flow purposes were $81.5 million during the fourth quarter of 2016, which excludes an increase of $24.6 million in property and equipment recorded under build-to-suit lease accounting since such expenses were paid for by the landlord.

At the close of the quarter, the company held $1.56 billion in cash, cash equivalents and short-term investments, compared to $1.39 billion as of January 3, 2016.

Fiscal 2016 results:

•	Revenue of $2,398 million, an 8% increase compared to $2,220 million in fiscal 2015

•	GAAP net income attributable to Illumina stockholders of $463 million, or $3.07 per diluted share, compared to $462 million, or $3.10 per diluted share, in fiscal 2015

•
Non-GAAP net income attributable to Illumina stockholders of $503 million, or $3.33 per diluted share, compared to $495 million, or $3.32 per diluted share, in fiscal 2015 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $687 million and free cash flow of $427 million for the fiscal year, compared to $660 million and $517 million, respectively, in the prior year

Gross margin for fiscal 2016 was 69.5% compared to 69.8% in the prior year. Excluding the effect of non-cash stock compensation expense and amortization of acquired intangible assets, non-GAAP gross margin was 71.7% for fiscal 2016 compared to 72.4% in the prior year period.

Research and development (R&D) expenses for fiscal 2016 were $504.4 million compared to $401.5 million in the prior year. R&D expenses included $42.3 million and $42.0 million of non-cash stock compensation expense in fiscal 2016 and 2015, respectively. Excluding these charges and contingent compensation, R&D expenses as a percentage of revenue were 19.3%, including 1.8% attributable to GRAIL and Helix. This compares to 16.2% in the prior year period.

Selling, general and administrative (SG&A) expenses for fiscal 2016 were $583.0 million compared to $524.7 million in the prior year. SG&A expenses included $76.1 million and $79.1 million of non-cash stock compensation expense in fiscal 2016 and 2015, respectively. Excluding these charges, amortization of acquired intangible assets, and contingent compensation, SG&A expenses as a percentage of revenue were 20.8%, including 1.2% attributable to GRAIL and Helix. This compares to 19.8% in the prior year period.

“We ended 2016 on a stronger note than we anticipated, with robust performance across sequencing consumables and microarrays,” stated Francis de Souza, President and CEO. “We also made significant progress on key R&D programs as evidenced by the launch of NovaSeq, a brand new architecture that delivers the most powerful, flexible sequencer ever created, once again redefining the trajectory of sequencing.”

Updates since our last earnings release:

•	Launched the NovaSeq System™, an entirely new scalable high throughput architecture designed to one day usher in the $100 genome

•	Announced the launch of the Illumina® Bio-Rad® Single-Cell Sequencing Solution, the first next-generation sequencing (NGS) workflow for single-cell analysis

•	Launched TruSight® Tumor 170, a 170 gene next-generation sequencing solution to support a multi-analyte approach and provide a more thorough picture of a tumor’s genomic landscape

•	Applied the CE mark to our VeriSeq™ NIPT Analysis Software, designed for larger batches of 48 samples

•
Entered into a strategic collaboration with Philips to integrate Illumina’s sequencing systems for large-scale analysis of genetic variation and function and Philips’ IntelliSpace Genomics clinical informatics platform

•	Partnered with IBM to expand access to genome data interpretation by integrating Watson for Genomics into Illumina’s BaseSpace Sequence Hub and tumor sequencing process

•	Announced that GRAIL has received indications of interest to invest approximately $1B in its Series B financing, which is intended to close prior to the end of the first quarter

•
Announced several key senior appointments to our executive team: Garret Hampton as EVP, Clinical Genomics Group, Sam Samad as Senior Vice President and Chief Financial Officer, and Jonathan Seaton as Senior Vice President of Corporate and Business Development

•	Appointed Caroline Dorsa to the company’s Board of Directors and the Audit Committee of the Board

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2017, the company is projecting 10% to 12% revenue growth, GAAP earnings per diluted share attributable to Illumina stockholders of $3.25 to $3.35 and non-GAAP earnings per diluted share attributable to Illumina stockholders of $3.60 to $3.70. Our annual guidance assumes first quarter revenue of $580 million to $595 million, GAAP earnings per diluted share attributable to Illumina stockholders of $0.51 to $0.56 and non-GAAP earnings per diluted share attributable to Illumina stockholders of $0.60 to $0.65.

All earnings per diluted share guidance includes the consolidated results of GRAIL in the first quarter, with the exception of any one-time items associated with the expected close of the Series B financing.

Quarterly conference call information
The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, January 31, 2017. Interested parties may listen to the call by dialing 888.771.4371 (passcode: 44094804), or if outside North America by dialing +1.847.585.4405 (passcode: 44094804). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com.

A replay of the conference call will be available from 4:30 pm Pacific Time (7:30 pm Eastern Time) on January 31, 2017 through February 7, 2017 by dialing 888.843.7419 (passcode: 44094804), or if outside North America by dialing +1.630.652.3042 (passcode: 44094804).

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as stock compensation expense, amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains forward-looking statements that involve risks and uncertainties, such as Illumina’s expectations regarding the launch of any products and the future cost of genome sequencing. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) achievement and timing of the planned deconsolidation of GRAIL, Inc.’s financial results in our financial statements; (iv) our ability to successfully identify and integrate acquired technologies, products, or businesses; (v) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including the timing of customer orders and impact on existing products and services; and (vii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome.  Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets.  Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments.  To learn more, visit www.illumina.com and follow @illumina.

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Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
ir@illumina.com
or
Media:
Eric Endicott
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	January 1, 2017	January 3, 2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$734,516	$768,770
Short-term investments	824,208	617,450
Accounts receivable, net	381,316	385,529
Inventory	300,170	270,777
Prepaid expenses and other current assets	77,881	54,297
Total current assets	2,318,091	2,096,823
Property and equipment, net	713,334	342,694
Goodwill	775,995	752,629
Intangible assets, net	242,652	273,621
Deferred tax assets	123,317	134,515
Other assets	107,211	87,465
Total assets	$4,280,600	$3,687,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$137,930	$139,226
Accrued liabilities	342,751	386,844
Build-to-suit lease liability	222,734	9,495
Long-term debt, current portion	1,250	74,929
Total current liabilities	704,665	610,494
Long-term debt	1,047,805	1,015,649
Other long-term liabilities	213,955	180,505
Redeemable noncontrolling interests	43,940	32,546
Stockholders’ equity	2,270,235	1,848,553
Total liabilities and stockholders’ equity	$4,280,600	$3,687,747

Illumina, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Years Ended
	January 1, 2017	January 3, 2016	January 1, 2017	January 3, 2016
Revenue:
Product revenue	$525,581	$497,922	$2,031,997	$1,890,633
Service and other revenue	93,766	93,626	366,376	329,129
Total revenue	619,347	591,548	2,398,373	2,219,762
Cost of revenue:
Cost of product revenue (a)	151,343	130,775	534,199	490,812
Cost of service and other revenue (a)	37,606	39,561	154,762	133,850
Amortization of acquired intangible assets	10,959	10,853	42,964	45,810
Total cost of revenue	199,908	181,189	731,925	670,472
Gross profit	419,439	410,359	1,666,448	1,549,290
Operating expense:
Research and development (a)	129,915	114,347	504,415	401,527
Selling, general and administrative (a)	146,091	147,251	583,005	524,657
Legal contingencies	—	4,000	(9,490)	19,000
Headquarter relocation	417	436	1,486	(2,611)
Acquisition related expense (gain), net	—	325	—	(6,124)
Total operating expense	276,423	266,359	1,079,416	936,449
Income from operations	143,016	144,000	587,032	612,841
Other expense, net	(8,773)	(8,993)	(25,854)	(29,699)
Income before income taxes	134,243	135,007	561,178	583,142
Provision for income taxes	26,701	32,143	133,088	125,752
Consolidated net income	107,542	102,864	428,090	457,390
Add: Net loss attributable to noncontrolling interests	16,220	1,613	34,559	4,169
Net income attributable to Illumina stockholders	$123,762	$104,477	$462,649	$461,559
Net income attributable to Illumina stockholders for earnings per share (b)	$123,884	$104,477	$454,106	$461,526
Earnings per share attributable to Illumina stockholders:
Basic	$0.84	$0.72	$3.09	$3.19
Diluted	$0.84	$0.70	$3.07	$3.10
Shares used in computing earnings per common share:
Basic	146,804	145,963	146,788	144,826
Diluted	148,015	148,952	148,040	149,069

_____________________________________________________________________________________________________

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Years Ended
	January 1, 2017	January 3, 2016	January 1, 2017	January 3, 2016
Cost of product revenue	$3,121	$2,829	$9,070	$9,841
Cost of service and other revenue	(530)	366	1,584	1,609
Research and development (1)	9,406	10,849	42,295	42,001
Selling, general and administrative (2)	15,223	21,445	76,116	79,142
Stock-based compensation expense before taxes	$27,220	$35,489	$129,065	$132,593

(1) Includes stock-based compensation from GRAIL and Helix of $0.2 million and $0.7 million for the three months and year ended January 1, 2017, respectively, and stock-based compensation from Helix of $0.2 million for the three months and year ended January 3, 2016.

(2) Includes stock-based compensation from GRAIL and Helix of $0.3 million and $1.7 million for the three months and year ended January 1, 2017, respectively, and stock-based compensation from Helix of $0.3 million for the three months and year ended January 3, 2016.

(b) Amount reflects the additional losses attributable to the common shareholders of GRAIL and Helix for earnings per share purposes. For the year ended January 1, 2017, the additional losses were partially offset by the net impact of a deemed dividend from the company’s common to preferred share exchange with GRAIL.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Years Ended
	January 1, 2017	January 3, 2016	January 1, 2017	January 3, 2016
Net cash provided by operating activities (a)	$280,153	$240,378	$687,238	$659,596
Net cash (used in) provided by investing activities	(173,292)	229,398	(514,539)	(106,146)
Net cash used in financing activities (a)	(163,492)	(253,141)	(204,713)	(418,762)
Effect of exchange rate changes on cash and cash equivalents	(3,550)	606	(2,240)	(2,072)
Net (decrease) increase in cash and cash equivalents	(60,181)	217,241	(34,254)	132,616
Cash and cash equivalents, beginning of period	794,697	551,529	768,770	636,154
Cash and cash equivalents, end of period	$734,516	$768,770	$734,516	$768,770

Calculation of free cash flow:
Net cash provided by operating activities (a)	$280,153	$240,378	$687,238	$659,596
Purchases of property and equipment (b)	(81,538)	(35,486)	(259,891)	(142,847)
Free cash flow (c)	$198,615	$204,892	$427,347	$516,749
______________________________________________________________________________________________________
(a) Net cash provided by operating activities excludes excess tax benefit related to stock-based compensation of $91.3 million in fiscal 2016, of which $18.6 million was recorded as cash inflow from operating activities in Q4. This compares to $126.7 million in fiscal 2015, of which $5.0 million was recorded in Q4. Net cash used in financing activities reflects the excess tax benefit as a corresponding inflow in the respective periods except Q4 2016 which is an outflow.

(b) Excludes property and equipment recorded under build-to-suit lease accounting, which are non-cash expenditures, of $193.4 million in fiscal 2016, of which $24.6 million was in Q4, and $9.5 million in fiscal 2015, all of which was in Q4.

(c) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
	Three Months Ended		Years Ended
	January 1, 2017	January 3, 2016	January 1, 2017	January 3, 2016
GAAP earnings per share attributable to Illumina stockholders - diluted	$0.84	$0.70	$3.07	$3.10
Amortization of acquired intangible assets	0.08	0.09	0.33	0.35
Non-cash interest expense (a)	0.05	0.06	0.20	0.26
Contingent compensation (gain) expense (b)	—	—	0.01	—
Legal contingencies (c)	—	0.03	(0.06)	0.13
Headquarter relocation	—	—	0.01	(0.02)
Deemed dividend (d)	—	—	(0.01)	—
Loss on extinguishment of debt	—	—	—	0.03
Acquisition related expense (gain), net (e)	—	—	—	(0.04)
Cost-method investment gain, net (f)	—	—	—	(0.10)
Tax benefit related to cost-sharing arrangement (g)	(0.05)	—	(0.05)	(0.17)
Incremental non-GAAP tax expense (h)	(0.07)	(0.07)	(0.17)	(0.22)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (i)	$0.85	$0.81	$3.33	$3.32

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
GAAP net income attributable to Illumina stockholders (j)	$123,762	$104,477	$462,649	$461,559
Amortization of acquired intangible assets	12,423	12,376	48,984	51,829
Non-cash interest expense (a)	7,404	8,705	29,786	38,589
Headquarter relocation	417	436	1,486	(2,611)
Contingent compensation (gain) expense (b)	(252)	685	1,833	934
Legal contingencies (c)	—	4,000	(9,490)	19,000
Loss on extinguishment of debt	—	325	—	4,062
Acquisition related expense (gain), net (e)	—	325	—	(6,124)
Cost-method investment gain, net (f)	—	(119)	—	(15,601)
Tax benefit related to cost-sharing arrangement (g)	(6,696)	(56)	(6,696)	(24,813)
Incremental non-GAAP tax expense (h)	(10,625)	(10,584)	(25,320)	(31,621)
Non-GAAP net income attributable to Illumina stockholders (i)	$126,433	$120,570	$503,232	$495,203
_____________________________________________________________________________________________________

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Contingent compensation (gain) expense relates to contingent payments for post-combination services associated with an acquisition.

(c) Legal contingencies in 2016 represent a reversal of prior year expense related to settlement of patent litigation.

(d) Amount represents the impact of a deemed dividend, net of Illumina’s portion of the losses incurred by GRAIL’s common shareholders resulting from the company’s common to preferred share exchange with GRAIL. The amount was added to net income attributable to Illumina stockholders for purposes of calculating Illumina’s consolidated earnings per share. The deemed dividend, net of tax, was recorded through equity.

(e) Acquisition related expense (gain), net consists of changes in fair value of contingent consideration.

(f) Cost-method investment gain, net consists primarily of a gain on the sale of a cost-method investment.

(g) Tax benefit related to cost-sharing arrangement refers to the exclusion of stock compensation from prior period cost-sharing charges as a result of a tax court ruling.

(h) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.

(i) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(j) GAAP net income attributable to Illumina stockholders excludes the net impact of the deemed dividend as detailed in (d) above and the additional losses attributable to common shareholders of GRAIL and Helix for earnings per share purposes. These amounts are included in GAAP net income attributable to Illumina stockholders for earnings per share of $123.9 million and $454.1 million for the three months and year ended January 1, 2017, respectively and $104.5 million and $461.5 million for the three months and year ended January 3, 2016, respectively.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Years Ended
	January 1, 2017		January 3, 2016		January 1, 2017		January 3, 2016
GAAP gross profit	$419,439	67.7%	$410,359	69.4%	$1,666,448	69.5%	$1,549,290	69.8%
Stock-based compensation expense	2,591	0.4%	3,195	0.5%	10,654	0.4%	11,450	0.5%
Amortization of acquired intangible assets	10,959	1.8%	10,853	1.8%	42,964	1.8%	45,810	2.1%
Non-GAAP gross profit (a)	$432,989	69.9%	$424,407	71.7%	$1,720,066	71.7%	$1,606,550	72.4%

GAAP research and development expense	$129,915	21.0%	$114,347	19.3%	$504,415	21.0%	$401,527	18.1%
Stock-based compensation expense	(9,406)	(1.5)%	(10,849)	(1.8)%	(42,295)	(1.7)%	(42,001)	(1.9)%
Contingent compensation gain (expense) (b)	12	—	(83)	—	(313)	—	(127)	—
Non-GAAP research and development expense	$120,521	19.5%	$103,415	17.5%	$461,807	19.3%	$359,399	16.2%

GAAP selling, general and administrative expense	$146,091	23.6%	$147,251	24.9%	$583,005	24.3%	$524,657	23.6%
Stock-based compensation expense	(15,223)	(2.5)%	(21,445)	(3.6)%	(76,116)	(3.2)%	(79,142)	(3.5)%
Amortization of acquired intangible assets	(1,464)	(0.2)%	(1,523)	(0.3)%	(6,020)	(0.2)%	(6,019)	(0.3)%
Contingent compensation gain (expense) (b)	240	—	(602)	(0.1)%	(1,520)	(0.1)%	(807)	—
Non-GAAP selling, general and administrative expense	$129,644	20.9%	$123,681	20.9%	$499,349	20.8%	$438,689	19.8%

GAAP operating profit	$143,016	23.1%	$144,000	24.3%	$587,032	24.5%	$612,841	27.6%
Stock-based compensation expense	27,220	4.4%	35,489	6.0%	129,065	5.3%	132,593	5.9%
Amortization of acquired intangible assets	12,423	2.0%	12,376	2.1%	48,984	2.0%	51,829	2.4%
Headquarter relocation	417	—	436	0.1%	1,486	0.1%	(2,611)	(0.1)%
Contingent compensation (gain) expense (b)	(252)	—	685	0.1%	1,833	0.1%	934	—
Legal contingencies (c)	—	—	4,000	0.7%	(9,490)	(0.4)%	19,000	0.9%
Acquisition related expense (gain), net (d)	—	—	325	0.1%	—	—	(6,124)	(0.3)%
Non-GAAP operating profit (a)	$182,824	29.5%	$197,311	33.4%	$758,910	31.6%	$808,462	36.4%

GAAP other expense, net	$(8,773)	(1.4)%	$(8,993)	(1.5)%	$(25,854)	(1.1)%	$(29,699)	(1.3)%
Non-cash interest expense (e)	7,404	1.2%	8,705	1.5%	29,786	1.3%	38,589	1.7%
Loss on extinguishment of debt	—	—	325	—	—	—	4,062	0.2%
Cost-method investment gain, net (f)	—	—	(119)	—	—	—	(15,601)	(0.7)%
Non-GAAP other income (expense), net (a)	$(1,369)	(0.2)%	$(82)	—	$3,932	0.2%	$(2,649)	(0.1)%

______________________________________________________________________________________________________

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the company’s products and services. Non-GAAP operating profit, and non-GAAP other income (expense), net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.

(b) Contingent compensation gain/expense relates to contingent payments for post-combination services associated with an acquisition.

(c) Legal contingencies in 2016 represent a reversal of prior year expense related to settlement of patent litigation.

(d) Acquisition related expense (gain), net consists of changes in fair value of contingent consideration.

(e) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(f) Cost-method investment gain, net consists primarily of a gain on the sale of a cost-method investment.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the Securities and Exchange Commission, including the company’s Form 10-K for the fiscal year ended January 3, 2016, and the company’s Form 10-Q for the fiscal quarters ended April 3, 2016, July 3, 2016, and October 2, 2016. The company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2017
GAAP diluted earnings per share attributable to Illumina stockholders (a)	$3.25 - $3.35
Amortization of acquired intangible assets	0.31
Non-cash interest expense (b)	0.20
Incremental non-GAAP tax expense (c)	(0.16)
Non-GAAP diluted earnings per share attributable to Illumina stockholders (a)	$3.60 - $3.70

Q1 2017
GAAP diluted earnings per share attributable to Illumina stockholders (a)	$0.51- $0.56
Amortization of acquired intangible assets	0.08
Non-cash interest expense (b)	0.05
Incremental non-GAAP tax expense (c)	(0.04)
Non-GAAP diluted earnings per share attributable to Illumina stockholders (a)	$0.60 - $0.65
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(a) The company adopted Accounting Standard Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718) as of January 2, 2017. The impact of such adoption is not included in the GAAP diluted net income per share attributable to Illumina stockholders guidance for fiscal year 2017. The GAAP diluted net income per share attributable to Illumina stockholders guidance for fiscal year 2017 also excludes one-time items related to the close of the GRAIL, Inc. Series B financing, which is expected to occur prior to the end of the first quarter. Such impacts will be recorded as incurred and excluded from non-GAAP diluted net income per share attributable to Illumina stockholders.

(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(c) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.